UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     May 20, 2008
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12209 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Ft. Worth, Texas
(Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 20, 2008, Range Resources Corporation (the “Company”) announced certain changes to the Company’s management and Board of Directors (“Board”) composition pursuant to its internally developed succession plans.
•	The Board appointed John H. Pinkerton, the Company’s current President and Chief Executive Officer, as Chairman of the Board, effective May 20, 2008. Mr. Pinkerton informed the Governance and Nominating Committee of the Board that he would relinquish his position as the Company’s President, effective upon his appointment as Chairman of the Board. Mr. Pinkerton’s new title is Chief Executive Officer and Chairman of the Board. Mr. Pinkerton will replace Charles L. Blackburn, the Company’s current Chairman of the Board. Mr. Blackburn has declined another term as Chairman of the Board, but will continue to serve as a director of the Company. Neither Mr. Pinkerton’s decision to relinquish his position as the Company’s President nor Mr. Blackburn’s decision to decline another term as Chairman of the Board involved any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
•	The Board, upon recommendation of its Compensation Committee, approved the appointment of Jeffrey L. Ventura, the Company’s current Chief Operating Officer, as President of the Company, effective May 20, 2008. Mr. Ventura will continue to serve as Chief Operating Officer. Mr. Ventura’s new title is President and Chief Operating Officer.
•	The Board, upon recommendation of its Compensation Committee, approved the appointment of Roger S. Manny, the Company’s current Senior Vice President and Chief Financial Officer, as Executive Vice President of the Company, effective May 20, 2008. Mr. Manny’s will continue to serve as Chief Financial Officer. Mr. Manny’s new title is Executive Vice President and Chief Financial Officer.
•	The independent directors, upon recommendation of the Governance and Nominating Committee of the Board, approved the creation of the position of Lead Director and elected V. Richard Eales, a current nonemployee Board member, to serve as Lead Director, effective May 20, 2008. The Lead Director, among other things, will coordinate the activities of the independent directors, serve as liaison between the Chairman of the Board, senior management of the Company and the independent directors, and preside at the executive sessions of the independent directors of the Company.
     Mr. Ventura, age 50, has served as the Company’s Chief Operating Officer since he joined the Company in 2003. He was elected to the Board in 2005. Previously, Mr. Ventura served as President and Chief Operating Officer of Matador Petroleum Corporation, which he joined in 1997. Additional biographical information about Mr. Ventura may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 7.01	Regulation FD Disclosure.
     On May 20, 2008, the Company issued a press release announcing the results of its annual stockholders’ meeting and the management changes discussed above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

99.1	Press release, dated May 20, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: May 20, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated May 20, 2008